Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-265543, No.333-225976, No.333-217490, No.333-200630, No.333-191177 and No.333- 177810) of Phoenix New Media Limited of our report dated April 29, 2026 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
April 29, 2026